UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024

Eterna Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 19, 2024, Eterna Therapeutics Inc. (the “Company”) received a notice from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) because the Company reported stockholders’ equity of less than $2.5 million as of December 31, 2023 (the “Minimum Stockholders’ Equity Rule”). Also as previously reported, in May 2024, the Company submitted a plan to Nasdaq advising of actions the Company has taken or will take to regain compliance with the Minimum Stockholders’ Equity Rule. Nasdaq accepted the Company’s plan and granted a 180-day extension, or through September 16, 2024, to regain compliance with the Minimum Stockholders’ Equity Rule.

On September 17, 2024, the Company received a notice from the Staff stating that the Staff has determined that the Company did not meet the terms of the extension to confirm or demonstrate compliance with the Minimum Stockholders’ Equity Rule by September 16, 2024, and, as a result, unless the Company requests an appeal of such determination by September 24, 2024, trading of the Company’s common stock will be suspended at the opening of business on September 26, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to timely submit a request for a hearing with the Nasdaq’s Hearings Panel to appeal the Staff’s determination. A timely hearing request will stay the suspension of trading of the Company’s common stock and the filing of the Form 25-NSE pending the Hearing Panel’s decision. Hearings are typically scheduled 30 to 45 days following the hearing request, and the Hearings Panel typically issues its decision within 30 days of the hearing. There can be no assurance that the Company will be successful at the hearing or that the Company will be successful in maintaining the listing of its common stock on The Nasdaq Capital Market.

This report contains forward-looking statements, including, but not limited to, the timing of the hearing and the timing of the decision of the Hearings Panel. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the hearing may be scheduled, and the Hearings Panel may issue a decision, more quickly than expected, which shorter timeline(s) may be unfavorable for the Company and the continued listing of the Company’s common stock on The Nasdaq Capital Market. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: September 23, 2024	By:	/s/ Sanjeev Luther
Sanjeev Luther President and Chief Executive Officer

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